Exhibit 99.1

John Deere Owner Trust 2005

Statement to Certificateholders

$183,900,000   Class A-1 3.396% Asset Backed Notes due June 15, 2006

$169,000,000   Class A-2 3.79% Asset Backed Notes due December 17, 2007

$215,000,000   Class A-3 3.98% Asset Backed Notes due June 15, 2009

$172,600,000   Class A-4 4.16% Asset Backed Notes due May 15, 2012

$11,275,240   Asset Backed Certificates

Payment Date:	15-Jul-05

(1) Amount of principal being paid or distributed:

(a) A-1 Notes:	$15,880,246.49
per $1,000 original principal amount:	$86.35

(b) A-2 Notes:	$0.00
per $1,000 original principal amount:	$0.00

(c) A-3 Notes:	$0.00
per $1,000 original principal amount:	$0.00

(d) A-4 Notes:	$0.00
per $1,000 original principal amount:	$0.00

(e) Certificates:	$0.00
per $1,000 original principal amount:	$0.00

(f) Total:	$15,880,246.49

(2) Amount of interest being paid or distributed:

(a) A-1 Notes:	$469,058.40
per $1,000 original principal amount:	$2.55

(b) A-2 Notes:	$533,758.33
per $1,000 original principal amount:	$3.16

(c) A-3 Notes:	$713,083.33
per $1,000 original principal amount:	$3.32

(d) A-4 Notes:	$598,346.67
per $1,000 original principal amount:	$3.47

(e) Certificates:	$0.00
per $1,000 original principal amount:	$0.00

(f) Total:	$2,314,246.73

(3) After giving effect to distributions on this Payment Date:

(a) (i) outstanding principal amount of A-1 Notes:	$149,864,772.07
(ii) A-1 Note Pool Factor:	0.8149254

(b) (i) outstanding principal amount of A-2 Notes:	$169,000,000.00
(ii) A-2 Note Pool Factor:	1.0000000

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(c) (i) outstanding principal amount of A-3 Notes:	$215,000,000.00
(ii) A-3 Note Pool Factor:	1.0000000

(d) (i) outstanding principal amount of A-4 Notes:	$172,600,000.00
(ii) A-4 Note Pool Factor:	1.0000000

(e) (i) Certificate Balance	$11,275,240.00
(ii) Certificate Pool Factor:	1.0000000

(4) Note Value at end of related Collection Period:	$717,740,011.76

(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period:	$714,077,160.87

(6) Pool Face Amount at the end of the related Collection Period:	$815,801,172.74

(7) Amount of Servicing Fee:	$609,308.57
per $1,000 original principal amount:	$0.81
Amount of Servicing Fee earned:	$609,308.57
Amount of Servicing Fee paid:	$882,183.12
Amount of Servicing Fee shortfall:	$0.00

(8) Amount of Administration Fee:	$100.00

(9) Aggregate Purchased Receivables for Collection Period:	$0.00

(10) Amount in Reserve Account:	$13,156,067.00
Specified Reserve Account Balance:	$13,156,067.00

(11) Scheduled Payments of Receivables 60 days or more past due:	$146,045.00

(12) Scheduled Payments of Receivables 60 days or more past due as a % of Pool Balance:	0.02%

(13) Rolling three month 60 days or more past due as a % of Pool Balance (Average Delinquency Ratio)	0.01%

(14) Face Amount of Receivables 60 days or more past due:	$3,002,864.00

(15) Face Amount of Receivables 60 days or more past due as a % of the Pool Face Amount:	0.37%

(16) Aggregate amount of net losses for the collection period	$0.00

(17) Aggregate amount of net losses since 26-May-05	$0.00

(18) Cumulative net loss as a percent of Initial Pool Balance (Cumulative Net Loss Ratio)	0.00%

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